Exhibit 99.1

ProPhase poised to ramp up growth at Pharmaloz and Nebula Genomics in 2024

Company also plans to commercialize its BE-Smart Esophageal Cancer Test in 2024

Company announces the hiring of long-time industry veteran Jed Latkin as COO to help build and manage this growth

Garden City, NY – January 04, 2024 (GLOBE NEWSWIRE) – ProPhase Labs, Inc. (NASDAQ: PRPH) (“ProPhase” or the “Company”), a next generation biotech, genomics, therapeutics and diagnostics company, today reported that Jed Latkin, a long-time operations and finance expert, has accepted the role as COO of the parent company.

Mr. Latkin, a Columbia MBA, represented the seller in the Company’s acquisition of the BE-SMART Esophageal Cancer Test. He immediately became a consultant to ProPhase to help develop its biotech assets including the BE-Smart test as the Company works toward its commercialization, as well as work on the Company’s other subsidiaries.

Mr. Latkin has been in the finance and management industry since 1996 and has worked with over 15 pharmaceutical companies over the last ten years alone. He has served as CEO, CFO or COO of multiple companies in Biotech, manufacturing, and other verticals.

Mr. Latkin has also served as a board member of several key industry groups that has allowed him to build a diverse network of contacts that will help ProPhase find key partnerships over the next several years. In his role at ProPhase he will not only serve as COO of the Company but also as the head of the newly restructured finance department.

“ProPhase has successfully transformed itself once again from a company that was mainly focused on the covid testing lab business, into a diversified manufacturing, biotech and genomics powerhouse that has multi-billion-dollar potential,” said Ted Karkus, CEO of ProPhase Labs.

“We anticipate an acceleration in growth at both Nebula Genomics and Pharmaloz Manufacturing, as well as commercialization of our BE-SMART esophageal cancer test, during 2024. Our entire senior team at ProPhase has worked very closely with Jed over the past year and our Board of Directors has spent meaningful time with him as well. Given our multiple high growth prospects in 2024, we felt that it was the perfect time to hire him as our COO, to help develop and grow these subsidiaries. With his diversified background at a multitude of companies spanning from biotech to manufacturing, he is an ideal fit for this multi-faceted COO role,” Mr. Karkus concluded.

Inducement Award

Mr. Latkin was awarded a stock option to purchase up to 500,000 shares of the Company’s common stock as an inducement to his employment as Chief Operating Officer of the Company. This award was made in accordance with the employment inducement award exemption provided by Nasdaq Rule 5635(c)(4) and was therefore not awarded under the Company’s stockholder approved equity plan. The option award will vest over a three-year period, with 25% vesting at the time of grant and 25% vesting every twelve months following the commencement date of his employment, contingent upon his continued service through each vesting date. The options have an exercise price of $6.00 per share and will be exercisable for a period of seven years.

About ProPhase Labs

ProPhase Labs, Inc. (Nasdaq: PRPH) is a next-generation biotech, genomics, therapeutics and diagnostics company. Our goal is to create a healthier world with bold action and the power of insight. We’re revolutionizing healthcare with industry-leading Whole Genome Sequencing solutions, while developing potential game changer diagnostics and therapeutics in the fight against cancer. This includes a potentially life-saving cancer test focused on early detection of esophageal cancer and potential breakthrough cancer therapeutics with novel mechanisms of action. Our world-class CLIA labs and cutting-edge diagnostic technology provide wellness solutions for healthcare providers and consumers. We develop, manufacture, and commercialize health and wellness solutions to enable people to live their best lives. We are committed to executional excellence, smart diversification, and a synergistic, omni-channel approach. ProPhase Labs’ valuable subsidiaries, their synergies, and significant growth underscores our multi-billion dollar potential.

Forward Looking Statements

Except for the historical information contained herein, this document contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our strategy, plans, objectives and initiatives, including our plans to grow our subsidiaries and commercialize our BE-Smart Esophageal Cancer Test in 2024. Management believes that these forward-looking statements are reasonable as and when made. However, such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those projected in the forward-looking statements. These risks and uncertainties include but are not limited to our ability to obtain and maintain necessary regulatory approvals, general economic conditions, consumer demand for our products and services, challenges relating to entering into and growing new business lines, the competitive environment, and the risk factors listed from time to time in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and any other SEC filings. The Company undertakes no obligation to update forward-looking statements except as required by applicable securities laws. Readers are cautioned that forward-looking statements are not guarantees of future performance and are cautioned not to place undue reliance on any forward-looking statements.

For more information, visit www.ProPhaseLabs.com.

ProPhase Media Relations and Institutional Investor Contact:

ProPhase Labs, Inc.

267-880-1111

investorrelations@prophaselabs.com

ProPhase Retail Investor Relations Contact:

Renmark Financial Communications

John Boidman

514-939-3989

Jboidman@renmarkfinancial.com

Source: ProPhase Labs, Inc.